Exhibit 10.40

LEASE AGREEMENT

BY THIS LEASE dated February 1, 2001, VENTURA BUILDING PARTNERSHIP, a California general partnership, herein called “Lessor,” leases to COASTAL RADIATION ONCOLOGY MEDICAL GROUP, INC., a California corporation, herein called “Lessee,” that certain real property, herein called “the Premises,” in the City of Ventura, County of Ventura, State of California, commonly known as 2841 Cabrillo Drive, Ventura, California, and more particularly described in Exhibit A, attached hereto.

ARTICLE 1.  TERM OF LEASE

Original Term

Section 1.01.          This Lease shall be for a term of fifteen (15) years, commencing on February 1, 2001, and ending on January 31, 2016.

Extended Term

Section 1.02.          Should Lessee perform all the terms and conditions of this Lease and provided Lessee is not then in default under the terms of this Lease, Lessee may extend this Lease for two (2) additional, separate terms of ten (10) years each, commencing on expiration of the preceding term, by giving Lessor written notice of Lessee’s desire to extend the term hereof not less than one hundred eighty (180) days prior to expiration of the preceding term.  This option to extend the term of this Lease is personal to Lessee and may not be transferred by Lessee without Lessor’s prior written consent.

Hold Over

Section 1.03.          Should Lessee hold over and continue in possession of the Premises after expiration of the term of this Lease or any extension thereof, Lessee’s continued occupancy of the Premises shall be considered a month-to-month tenancy subject to all the terms and conditions of this Lease, except that the base rent shall be in an amount equal to 100% of the last monthly rent.  If Lessee fails to surrender the Premises upon the expiration of this Lease, Lessee shall indemnify and hold Lessor harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant founded on or resulting from such failure to surrender.

ARTICLE 2.  RENT

Base Rent

Section 2.01.          For the first year of the term hereof, Lessee agrees to pay to Lessor a fixed rental for the use and occupancy of the Premises of Nineteen Thousand One Hundred Fifty Dollars ($19,150.00) per month, payable on the first (1st) day of each and every calendar month commencing on February 1, 2001, at 316 S.  Stratford Avenue, Santa Maria, CA 93454, or at such other place or places as Lessor may from time to time designate by written notice delivered to Lessee.

Rent Adjustment

Section 2.02.          The Base Rent provided for in Section 2.01 above shall be increased by three percent (3%) one year after the commencement of the term hereof and annually thereafter on the same date each calendar year until November 1, 2001.  Commencing on November 1, 2001 the Base Rent shall be reduced to Fourteen Thousand Forty One Dollars ($14,041.00) per month.  On November 1 of each calendar year thereafter, including any exercised options to extend (“the adjustment date”) the Base Rent shall be adjusted by three percent (3%) per year.

Base Rent for Extension Terms

(a)           In the event Lessee timely exercises its option to extend the lease term under Section 1.02 above, then within fifteen (15) days of Lessee’s written notice to Lessor of Lessee’s exercise of such option, Lessor and Lessee shall meet to establish the Base Rent for the first year of the Extension Term (“Rent Meeting”).  The Base Rent per square foot of leaseable area in the Premises for the first year of each extension term shall be the fair market rental value of the Premises, determined in accordance with the following formula:

Vault Sq. Ft. X (Market Rent x 2.67) + Medical Sq. Ft X (Market Rent)
(divided by) total leaseable square footage

= Base Rent per square foot

As used in the above formula, “Vault Sq. Ft.” means the total square footage of the treatment vaults, other than any treatment vaults added at the Lessee’s cost and expense.  “Market Rent” is the current fair market rent per square foot for medical office space in the City of Ventura, California on a triple net basis.  This space will be leased (not subleased) and will be comparable in size, location and quality to the Premises.  “Medical Sq. Ft” refers to all leaseable space in the Premises other than Vault Sq. Ft. “Total leaseable square footage” shall be the total leaseable square footage in the Premises determined by survey.

In the event that the parties cannot agree on the Market Rent for the first year of an extension term, then within ten (10) days after the Rent Meeting, Lessor and Lessee shall each specify in writing to the other party its determination of such Market Rent Rate.  If either party fails to submit its written determination in accordance with this Section, the Base Rent for the extension term shall be the determination submitted by the other party.

(b)           Within ten (10) days after the parties have exchanged written determinations, Lessor and Lessee shall mutually select three commercial realtors within the City of Ventura to determine the Market Rent.  Each such realtor shall (i) be disinterested; (ii) be qualified to determine the fair market rental rates for real estate similar to the Premises; and (iii) have been actively engaged in the leasing of comparable medical space in the City of Ventura for a period of not less than five (5) continuous years immediately preceding his or her appointment.  If Lessor and Lessee are unable to mutually select three such commercial realtors, then either party, on behalf of both, may request such appointment by the President of the local chapter of the California Realtors Association.  If such Association is not then in existence, either party, on behalf of both, may request such appointment by the presiding judge of the Superior Court of the Judicial District in which the property is located.  Each such realtor shall submit their respective determinations of Market Rent for the area in writing to both parties and shall provide the basis for such determination.

(c)           The average of the three written determinations of Market Rent prepared by the realtors so selected shall be utilized to determine the Base Rent of the Premises for the initial year of the extension term.  The costs of the three realtors’ services shall be shared equally by the parties.  The decision of the realtors shall be binding upon the Lessor and Lessee.

(d)           In the event that the parties have not agreed on the Market Rent or the realtors have not been selected and the Market Rent determined before the commencement of the extension term, Lessee shall continue to pay the same lease rate in effect at the end of the lease year immediately preceding the commencement of the extension term.  Lessee shall pay such sum as Base Rent until the initial Base Rent for the extension term is determined, at which time Lessee shall promptly pay Lessor any additional rent due by reason of any increase in the Base Rent during the extension term over the Base Rent previously paid by Lessee.  If the Base Rent actually paid by Lessee during this period is ultimately determined to be more than the revised Base Rent as finally determined as above provided, any such over payment shall constitute a credit against the revised Base Rent, and that credit shall be applied to the following month or months until such credit is exhausted.

(e)           The Base Rent as above determined shall be subject to increase at the end of the first lease year of the extension term in the same manner as provided in Section 2.02 above.

Taxes, Utilities and Operating Expenses as Additional Rent

Section 2.03.          In addition to the rent specified in Sections 2.01 and 2.02 above, Lessee shall pay, as additional rent, all Utilities, Insurance, Personal and Real Property Taxes and Operating Expenses directly to the vendor or creditor for such items, or otherwise as set forth in this Section 2.03.  If Lessee fails to pay any such amount, Lessor may in its sole discretion, advance monies to pay such items, and demand reimbursement in full from Lessee (referred to as additional rent” herein), including without limitation any cost, expense, assessment or charge, as well as interest as provided in this Lease.

Utilities

(a)           Lessee shall pay, and hold Lessor and the property of Lessor including the Premises, free and harmless from, all charges for the furnishing of gas, water, sewer, electricity, telephone service, garbage and trash removal and other public utilities during the entire term of this Lease or any extension thereof.  All such charges shall be paid by Lessee directly to the provider of the service and shall be paid as they become due and payable but in any event before delinquency.

Lessee agrees that Lessor shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services) or for diminution in the quality or quantity of any service when the failure, delay, or diminution is entirely or partially caused by:

(i)            Breakage repairs, replacements, or improvements;

(ii)           Strike, lockout, or other labor trouble;

(iii)                               Inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so;

(iv)          Accident or casualty;

(v)           Act or default of Lessee or other parties; or

(vi)          Any other cause beyond Lessor’s reasonable control.

Such failure, delay, or diminution shall not be considered to constitute an eviction or a disturbance of Lessee’s use and possession of the Premises or relieve Lessee from paying rent or performing any of its obligations under this Lease.  Lessor shall not be liable under any circumstances for a loss of or injury to property or for injury to or interference with Lessee’s business, including loss of profits through, in connection with, or incidental to a failure to furnish any of the utilities or services under this Section 2.03.  Lessor may comply with mandatory or voluntary controls or guidelines promulgated by any government entity relating to the use or conservation of energy, water, gas, light, or electricity or the reduction of automobile or other emissions without creating any liability of Lessor to Lessee under this Lease as long as compliance with voluntary controls or guidelines does not materially and unreasonably interfere with Lessee’s use of the Premises.

Personal Property Taxes

(b)           Lessee shall pay before they become delinquent all taxes, assessments and other charges levied or imposed by any governmental entity on the furniture, trade fixtures, equipment and other personal property placed by Lessee in, on or about the Premises.

Real Property Taxes

(c)           Lessee shall pay all real property taxes and general and special assessments on the Premises, including any increases in such taxes and assessments, before they become delinquent.

The real property taxes and assessments levied against the Premises for the first and last years of the term hereof shall be prorated between Lessor and Lessee for purposes of this section as of 12:01 A.M.  on the date of commencement and termination respectively of this Lease.

Lessee shall have the right, at Lessee’s sole cost and expense, to protest or contest in good faith the amount of any tax or assessment.  As a condition precedent to Lessee’s right to protest such taxes or assessments, Lessee shall either pay the disputed amount and file for refund or deposit with Lessor the disputed amount plus one (1) years interest at the rate then charged by said county plus any estimated penalty which Lessor may incur by non-payment.  Upon such payment or deposit, Lessor shall cooperate with Lessee in prosecuting such dispute.

Operating Expenses

(d)           Lessee shall pay all Operating Expenses attributable to the occupation and use of the Premises.

The term “Operating Expenses” as used in this Lease shall mean all expenses, costs and fees attributable to Lessee’s use and occupancy of the Premises under this Lease, including but not limited to:

(i)            Miscellaneous operating costs, maintenance, security services, replacement for normal wear and tear, repair, re-striping and resurfacing of paving, insurance (including public liability and property damage, rent continuation, boiler and machinery and extended coverage insurance), and cleaning of the Premises and all parts thereof and all furnishings, fixtures and equipment therein.  The term “Operating Expenses” shall include the annual amortization of costs (including financing at the then prevailing rate, if any) of any improvements, equipment, or devices required by any governmental authority or incurred as a labor saving measure or to reduce operation or maintenance expenses with respect to the Premises where such costs are amortized over the useful life thereof.

(ii)           Operating Expenses shall also include licenses, permits, charges and assessments which are levied, assessed, imposed or collected by any governmental authority or improvement or assessment district during any calendar year with respect to the Premises and Lessee’s use and occupancy of the Premises and the land on which the premises are located, and any improvements, fixtures, equipment and other property of Lessor, real or personal, used in connection with the operation or maintenance of the Premises (computed on a cash basis or as if paid in permitted installments regardless of whether actually so paid), as well as any tax which shall be levied or assessed in addition to or in lieu of any tax described in Sections 2.03 (b) or (c) above (it being acknowledged that because of the passage of laws which limit increases in property taxes, government agencies may impose fees, charges, assessments or other levies in connection with services previously furnished without charge or at a lesser charge and which were previously paid for in whole or in part, directly or indirectly by real property taxes), any gross excise tax or other similar tax, and any costs or expenses of contesting any such taxes, licenses, charges or assessments, but excluding any federal or state income or gift tax or any franchise, capital stock, estate or Inheritance taxes.

Late Charges

Section 2.04.          If any installment of rent or other payment required to be paid by Lessee to Lessor is not paid within ten (10) days of the date on which it is due, a late charge equal to five percent (5%) of the late payment shall be due from Lessee to Lessor to compensate Lessor for the additional administrative work caused by such default and to compensate Lessor for the loss of use of such defaulted payment.  The late charge herein shall be in addition to any other remedy which Lessor may have hereunder for such default.

Interest on Late Payments

Section 2.05.          If any payment required to be paid by Lessee to Lessor is not paid within ten (10) days of the date on which it is due, such payment shall bear interest at the maximum rate permitted by law from the date it became due until it is paid by Lessee to Lessor.

ARTICLE 3.  USE OF PREMISES

Permitted Use

Section 3.01.          The Premises shall, during the term of this Lease and any extensions thereof, be used for conducting a medical and radiation oncology business, for related activities and for no other purpose without the prior written consent of Lessor.

Insurance Hazards

Section 3.02.          Lessee shall not commit or permit the commission of any acts on the Premises nor use or permit the use of the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring the Premises or the improvements on the Premises.

Waste or Nuisance

Section 3.03.          Lessee shall not commit or permit the commission by others of any waste on the Premises; Lessee shall not maintain, commit, or permit the maintenance or commission of any nuisance as defined in Section 3479 of the California Civil Code on the Premises; and Lessee shall not use or permit the use of the Premises for any unlawful purpose.

Hazardous Materials

Section 3.04.          Lessee warrants and represents that during the term hereof, and any extensions thereof, Lessee shall not use the Premises in any manner that would be in violation of any federal, state or local law, ordinance or regulation relating to environmental conditions on, under or about the Premises, including but not limited to soil and groundwater conditions.  Lessee shall not use, generate, manufacture, produce, store or dispose of on, under or about the Premises any hazardous materials, including without limitation, flammable materials, explosives, asbestos, radioactive materials, hazardous wastes, toxic substances or related injurious materials, whether injurious by themselves or in combination with other materials, other than such materials as may be necessary for Lessee’s normal operations on the Premises.  Lessee shall not dispose of or permit the disposal of any hazardous materials into the sewer system serving the Premises.

As used in this Section 3.04, the term “Hazardous Material” shall mean any hazardous or toxic substance, material, or waste at any concentration that is or becomes regulated by the United States, the State of California, or any local government authority having jurisdiction over the Building.  Hazardous Material includes:

(a)           Any “hazardous substance,” as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) (42 United States Code sections 9601-9675);

(b)           “Hazardous waste,” as that term is defined in the Resource Conservation and Recovery Act of 1976 (RCRA) (42 United States Code sections 6901-6992k);

(c)           Any pollutant, contaminant, or hazardous, dangerous, or toxic chemical, material, or substance, within the meaning of any other applicable federal, state or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders imposing liability or standards of conduct concerning any hazardous, dangerous, or toxic waste, substance, or material, now or hereafter in effect);

(d)           Petroleum products;

(e)           Radioactive material, including any source, special nuclear, or byproduct material as defined in 42 United States Code sections 2011-2297g-4;

(f)            Asbestos in any form or condition; and

(g)           Polychlorinated biphenyls (PCBs) and substances or compounds containing PCBs.

If, during the Lease Term (including any extensions), Lessee becomes aware of (i) any actual or threatened release of any Hazardous Material on, under, or about the Premises or the Building or (ii) any inquiry, investigation, proceeding, or claim by any government agency or other person regarding the presence of Hazardous Material on, under, or about the Premises or the Building, Lessee shall give Lessor written notice of the release or investigation within five (5) days after learning of it and shall simultaneously furnish to Lessor copies of any claims, notices of violation, reports, or other writings received by Lessee that concern the release or investigation.

Lessee shall, at Lessee’s sole expense and with counsel reasonably acceptable to Lessor, indemnify, defend, and hold harmless Lessor and Lessor’s shareholders, directors, officers, employees, partners, affiliates, agents, successors, and assigns with respect to all losses arising out of or resulting from the release of any Hazardous Material in or about the Premises or the Building, or the violation of any Environmental Law, by Lessee or Lessee’s agents, assignees, sublessees, contractors, or invitees.  This indemnification applies whether or not the concentrations of any such Hazardous Material is material, the concentrations exceed state or federal maximum contaminant or action levels, or any governmental agency has issued a cleanup order.  This indemnification includes:

(1)           Losses attributable to diminution in the value of the Premises or the Building;

(2)           Loss or restriction of use of rentable space in the Building;

(3)           Adverse effect on the marketing of any space in the Building; and

(4)           All other liabilities, obligations, penalties, fines, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, orders, or judgements), damages (including consequential and punitive damages), and costs (including attorney, consultant, and expert fees and expenses) resulting from the release or violation.

This indemnification shall survive the expiration or termination of this Lease.

If the presence of any Hazardous Material brought onto the Premises or the Building by Lessee or Lessee’s employees, agents, contractors, or invitees results in contamination of the Building, Lessee shall promptly take all necessary actions to remove or remediate such Hazardous Materials, whether or not they are present at concentrations exceeding state or federal maximum concentration or action levels, or any governmental agency has issued a cleanup order, at Lessee’s sole expense, to return the Premises or the Building to the condition that existed before the introduction of such Hazardous Material.  Lessee shall first obtain Lessor’s approval of the proposed removal or remedial action.  This provision does not limit the indemnification obligation set forth in Section 3.04.

Compliance With Law

Section 3.05.          Lessee shall at Lessee’s own cost and expense comply with all statues, ordinances, regulations, existing use permits and requirements of all governmental entities, both federal and state and county or municipal, relating to Lessee’s use and occupancy of the Premises whether such statutes, ordinances, regulations, and requirements be now in force or hereinafter enacted.  The judgment of any court of competent jurisdiction, or the admission by Lessee in a proceeding brought against Lessee by any government entity, that Lessee has violated any such statute, ordinance, regulation, or requirement shall be conclusive as between Lessor and Lessee and shall be grounds for termination of this Lease by Lessor.  Lessor agrees that any requirements of the Municipal, State, or Federal authorities which require alteration of Lessor’s building shall not be the responsibility of Lessee, unless required because of an act of Lessee or a use of the Premises by Lessee.

ARTICLE 4.  ALTERATIONS AND REPAIRS

Maintenance

Section 4.01.          Lessee shall at his own cost and expense keep and maintain all portions of the Premises as well as all improvements on the Premises and all facilities appurtenant to the Premises, including but not limited to electrical, plumbing, heating and air conditioning, sewage systems, roof and outer walls in good order and repair and in as safe and clean a condition as they were when received by Lessee from Lessor, reasonable wear and tear excepted.

Should Lessee fail to maintain the Premises as set forth above, Lessor may, at Lessor’s option, perform or contract for the performance of such maintenance for and on behalf of Lessee.  In such event, Lessee shall promptly on written demand of Lessor reimburse Lessor for all cost and expense incurred by Lessor in performing Lessee’s obligations hereunder plus interest at the maximum rate permitted by law from the date expended by Lessor to the date of repayment by Lessee.

Alterations and Liens

Section 4.02.          Lessor and Lessee agree that from time to time during the term of this Lease, Lessee may desire alterations, changes and additions in and to the interior of the Premises and to the Building that are necessary or convenient to the operation of its business at the Premises.

Non-structural Changes

(a)           Lessee may, at its own expense, make nonstructural changes to the interior of the Premises (e.g.  revisions to interior decor, carpeting, painting, wall covering, etc.) provided that the value of the Premises shall not be diminished thereby.  Further provided, that any non-structural changes exceeding $5,000 in total cost must first be approved by the Lessor prior to commencement of such changes.

Structural Changes

(b)           If Lessee desires either (i) interior changes to the Premises of a structural nature (e.g.  relocating interior walls); or (ii) changes to the facade or exterior walls or roof, or (iii) desires the addition of square footage to the Premises (i.e.  addition of Medical square footage or Vault square footage) then Lessee shall submit detailed plans and specifications for any proposed alteration or improvement to the Premises for Lessor’s review and approval.  The Lessor shall have the option to approve or deny the request for structural changes in writing within 30 (thirty) days of receipt of such request, in the reasonable discretion of the Lessor.  The failure of the Lessor to disapprove or object to such plans and specifications or any substantial changes therein within said thirty (30) days, shall constitute Lessor’s disapproval of the same.  Subsequent to such approval, minor changes in work or materials not affecting the general character of the improvements need not be approved by Lessor but a copy of the altered plans and specifications reflecting such changes must be promptly given to Lessor.  If approved, the Lessor shall have the option to pay for the changes, or not, in its sole discretion.  If the Lessor chooses to pay for the changes, then the parties shall meet immediately to negotiate an adjustment to the Base Rent to go into effect at the completion of the alterations.  If the Lessor chooses not to pay for the alterations, the Lessee has the option to proceed with the alterations, in its sole discretion and at its expense, without paying any amount of rent for the added square footage for the remaining Original Term, only the expenses attributable to the additional space.

Supervision of Alterations

(c)           All structural changes to the Premises involving load bearing walls which require Lessor’s approval shall be made under the supervision of a licensed architect or licensed structural engineer in accordance with the detailed plans and specifications submitted to Lessor as above provided.

Notices of Non-Responsibility

(d)           Lessee shall provide Lessor with at least twenty (20) days written notice prior to commencing any alteration, addition or change to the Premises requiring Lessor’s approval and

Lessor shall have the right to enter the Premises to post Notices of Non-Responsibility as provided by law.

Quality of Work; Ownership

(e)           All work with respect to any alteration, addition or change must be performed in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit, except during the period of work.  Furthermore, any and all alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on the Premises by Lessee or any other person shall on expiration or sooner termination of this Lease become the property of Lessor and remain on the Premises; provided, however, that Lessor shall have the option on expiration or sooner termination of this Lease of requiring Lessee, at Lessee’s sole cost and expense, to remove any or all such alterations, additions, improvements, or fixtures from the Premises (excluding vaults).  All such changes, alterations, and improvements shall be performed and completed strictly in accordance with the laws and ordinances relating thereto, and in such a manner as not to impede access to the Premises.

Lessee shall not be the cause or object of any liens or allow such liens to exist, attach to, be placed on, or encumber Lessor’s or Lessee’s interest in the Premises, Building, or Real Property by operation of law or otherwise.  Lessee shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises, with respect to work or services performed or claimed to have been furnished to Lessee or the Premises.  If any such lien attaches or Lessee receives notice of any such lien, Lessee shall cause the lien to be immediately released and removed of record.  Despite any other provision of this Lease, if the lien is not released and removed within 10 (ten) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it.  All expenses (including reasonable attorney fees) incurred by Lessor in connection with the lien shall be considered additional rent under this Lease and be immediately due and payable by Lessee.

Additional Requirements

(f)            If Lessee pays for the changes, the following provisions shall apply to such changes:

(i)            The exterior of the improvements shall be compatible with the design and appearance of the Premises as it exists at the time of execution of this Lease.

(ii)           All work required in the construction of the structural changes, including any site preparation work, utility installations as well as actual construction shall be performed only pursuant to a contract entered into by Lessee with a competent general contractor and sub-contractors duly licensed as such under the Laws of the State of California, with proof of adequate liability and workers compensation insurance.

(iii)          The approval by Lessor of any plans and specifications under this paragraph refers only to the conformity of such plans and specifications to the general architectural plan for the Building.  By approving such plans and specifications, Lessor assumes no liability or responsibility therefor and for any defect in any structure constructed from such plans or specifications.

Inspection by Lessor

Section 4.03.          Lessee shall permit Lessor or his agents to enter into and upon the Premises during business hours for the purpose of inspecting the same, or for the purpose of posting notices of non-responsibility for alterations, additions or repairs or for the purpose of placing upon the property in which the Premises are located any usual or ordinary “for sale” signs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned.  Lessee shall permit Lessor, at any time within one hundred eighty (180) days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary “to let” or “to lease” signs, provided that such entries made by Lessor hereunder shall not unreasonably interfere with the conduct of Lessee’s business.

Surrender of Premises

Section 4.04.          On expiration or sooner termination of this Lease, or any extensions or renewals of this Lease, Lessee shall promptly surrender and deliver the Premises to Lessor in as good condition as they are on at the date of possession, reasonable wear and tear excepted.

ARTICLE 5.  INDEMNITY AND INSURANCE

Hold-Harmless Clause

Section 5.01.          To the fullest extent permitted by law, Lessee, on its behalf and on behalf of its successors and assignees, waives all claims (in law, equity, or otherwise) against Lessor, its officers, directors, principals, agents, successors, assignees and agent arising out of, knowingly and voluntarily assumes the risk of, and agrees that Lessor shall not be liable to Lessee for any of the following acts or failure to act set forth in paragraphs (a) to (c) below.  Lessor shall not be liable under this clause regardless of whether the liability results from any active or passive act, error, omission, or negligence of any of the Lessor; or is based on claims in which liability without fault or strict liability is imposed or sought to be imposed on any of the Lessor.  This exculpation clause shall not apply to claims against Lessor to the extent that a final judgment of a court of competent jurisdiction establishes that the injury, loss, damage, or destruction was proximately caused by Lessor’s fraud, willful injury to person or property, or violation of law.

(a)           The death or injury of any person or persons, including Lessee or any person who is an employee or agent of Lessee, or by reason of the damage to or destruction of any property, including property owned by Lessee or any person who is an employee or agent of Lessee, and caused or allegedly caused by either the condition of the Premises, or some act or omission of Lessee or of some agent, contractor, employee, servant, sublessee, or concessionaire of Lessee on the Premises;

(b)           Any work performed on the Premises or materials furnished to the Premises at the instance or request of Lessee or any agent or employee of Lessee;

(c)           Lessee’s failure to perform any provision of this Lease or to comply with any requirement imposed on Lessee or the leased Premises by any duly authorized governmental agency or political subdivision.

Liability Insurance

Section 5.02.          Lessee shall, at its own cost and expense, obtain and maintain during the entire term of this Lease and any renewals or extensions thereof, a broad form comprehensive coverage policy of public liability insurance issued by an insurance company or companies rated by Best as A+ or better and authorized to conduct insurance business in the State of California and insuring Lessee and Lessor against loss or liability caused by or connected with Lessee’s occupation and use of the Premises under this Lease in amounts not less than:

(a)           $1,000,000,00 combined single limit for injury to or death as a result of any accident or incident.

(b)           $2,000,000.00 for damage to or destruction of any property of others.

Such public liability insurance, and property damage insurance shall insure performance by Lessee of the indemnity provisions of Section 5.01 above.  Both parties shall be named as co-insured, and the policy shall contain cross liability endorsements, if available.  The policy shall be primary insurance for all claims under it and provide that any insurance carried by Lessor is strictly excess, secondary, and noncontributing with any insurance carried by Lessee.  Lessee may provide such insurance under a single policy or under one or more separate policies.

Every three (3) years, Lessor may increase the amount of public liability and property damage insurance coverage required hereunder, if at that time the existing coverage is not adequate in the opinion of Lessor’s insurance broker or lender(s).

Fire and Casualty Insurance

Section 5.03.          Lessee shall, at Lessee’s sole cost and expense, at all times during the term hereof, and any extensions thereof, keep all buildings, improvements and other structures on the Premises insured for their full replacement cost against loss or destruction by fire and the perils, including vandalism and malicious mischief, commonly covered under standard extended coverage endorsements in Ventura County, California.  Lessor shall be named as an additional insured on all such policies and the policies shall contain a cross-liability endorsement.

“Full replacement cost” as used herein shall mean the actual cost of replacement for the buildings and other improvements on the Premises, as determined from time to time by Lessor.  Upon notification to Lessee in writing of Lessor’s determination of full replacement cost, Lessee shall, within thirty (30) days of such written notice, increase the amount of the insurance carried to the amount stated in the notice.

Business Interruption Insurance

Section 5.04.          Lessee shall, at all times during the term of this Lease and any extensions thereof, maintain at Lessee’s sole cost and expense a policy of business interruption insurance,

ensuring the rent provided for in this Lease will be paid to Lessor for a period not less than one (1) year in the event the Premises are destroyed or damaged so as to render operation of Lessee’s business impossible or impractical by any casualty insured against by standard fire and extended coverage insurance.

Lessee’s Personal Property

Section 5.05.          Lessee shall, at all times during the term of this Lease and any extensions thereof, maintain at Lessee’s sole cost and expense an insurance policy issued by a company acceptable to Lessor insuring for their full insurable value all furniture, fixtures, equipment and alterations or improvements made to the Premises by Lessee against loss or destruction by fire and the perils commonly covered under the standard extended coverage endorsement to fire insurance policies in Ventura County.  Any loss payable under such insurance shall be payable to Lessee and shall be used to repair or replace such furniture, fixtures, equipment and alterations and improvements.

Cancellation Clause

Section 5.06.          Any policy of insurance required to be obtained and maintained by Lessee under this Article shall be written by insurance companies authorized to do business in the State of California.  Each such policy of insurance shall expressly provide that it cannot be cancelled for any reason or altered in any manner unless at least thirty (30) days prior written notice has been given to Lessor by the insurance company.

Deposit of Insurance with Lessor

Section 5.07.          Lessee shall, prior to taking possession of the Premises and promptly thereafter when any such policy is replaced, rewritten, or renewed, deliver to Lessor a true and correct copy of each insurance policy required by this Article of this Lease or a certificate executed by the insurance company or companies or their authorized agent evidencing such policy or policies.

Lessor’s Right to Procure Insurance

Section 5.08.          If at any time Lessee fails to procure or maintain the insurance required by this Article, Lessor may obtain that insurance and pay the premiums on it for the benefit of Lessee.  Any amounts paid by Lessor to procure or maintain insurance pursuant to this section shall be immediately due and repayable to Lessor by Lessee with the next then due installment of rent under this Lease.  Failure to repay at that time any amount expended by Lessor shall be considered the same as a failure to pay rent and a default by Lessee under this Lease.

Lessor’s Indemnity

5.09.  Lessor expressly agrees to indemnify, protect, defend and hold Lessee harmless from all claims arising from any breach or default in the performance of any obligation to be performed by Lessor under the terms of this Lease and from and against all costs, loss, damage, legal expenses and liabilities incurred in connection with such claim or any action or proceeding brought thereon.  Notwithstanding anything to the contrary herein, any claim for indemnity brought by the Lessee under this provision shall be limited to Lessor’s interest in the Premises, and Lessee shall not have recourse to any other assets of Lessor or to the assets of any partner of Lessor for such claim.

ARTICLE 6.  SIGNS AND TRADE FIXTURES

Installation and Removal of Trade Fixtures

Section 6.01.          Lessee shall have the right at any time and from time to time during the term of this Lease and any renewal or extension of such term, at Lessee’s sole cost and expense, to install and affix in, to, or on the Premises such items, herein called “trade fixtures,” for use in Lessee’s trade or business as Lessee may, in its sole discretion, deem advisable.  Any and all such trade fixtures that can be removed without structural damage to the Premises or any building or improvement on the Premises shall remain the property of the Lessee and may be removed by Lessee at any time or times prior to the expiration or sooner termination of this Lease.

Unremoved Trade Fixtures

Section 6.02.          Any trade fixtures described in this Article that are not removed from the Premises by Lessee within ten (10) days after the expiration or sooner termination, regardless of cause, of this Lease shall be deemed abandoned by Lessee and shall automatically become the property of Lessor as owner of the real property to which they are affixed, unless Lessor notifies Lessee, in writing, of Lessor’s election to have Lessee remove such trade fixtures and to repair any damage caused thereby.  Upon such election by Lessor to require Lessee to remove such trade fixtures, Lessee shall have fifteen (15) days from the date of such notice in which to remove such trade fixtures and repair any damage caused by such removal.  If Lessee fails to remove such trade fixtures and repair any such damage, Lessor may do so at Lessee’s sole cost and expense, including any costs of storing such property.  Such costs and expenses, if incurred by Lessor for Lessee’s benefit, shall be promptly, upon written demand therefor, reimbursed to Lessor by Lessee, together with interest at the maximum rate permitted by law from the date expended by Lessor to the date of reimbursement by Lessee.

Signs

Section 6.03.          Lessee may place and maintain, or permit any other person to place and maintain any sign on the Premises providing such sign is in compliance with then existing governmental regulations.  Lessee may not place any decoration, lettering, or advertising matter on the glass of any exterior show window of the Premises.  Lessee shall maintain such sign at all times during this Lease in good appearance and repair.  On expiration or sooner termination of this Lease, all such signs not removed from the Premises by Lessee on such expiration or termination of this Lease may, without liability, be destroyed by Lessor.

ARTICLE 7.  DAMAGE, DESTRUCTION OR CONDEMNATION

Duty to Repair or Restore

Section 7.01.          If any improvements, including the buildings and other structures, located on the Premises are damaged or destroyed during the term of this Lease or any extension thereof, the damage shall be repaired as follows:

(a)           If the damage or destruction is caused by a peril against which fire and extended coverage insurance is required to be carried under this Lease, Lessee shall repair that damage as soon as reasonably possible and restore the Premises and improvements to substantially the same condition as existed before the damage or destruction, regardless of whether the insurance proceeds are sufficient to cover the actual cost of repair or restoration.  If insurance required to be carried by Lessee under this Lease has lapsed or not been carried, Lessee shall be solely responsible for the full cost and expense of necessary repairs and restoration.

(b)           If the damage or destruction is caused by a peril against which insurance is not required to be carried by this Lease, Lessor, subject to Lessor’s right to terminate this Lease described in Section 7.02, shall repair that damage as soon as reasonably possible and restore the Premises to substantially the same condition as existed before the damage or destruction.

(c)           Whether the damage of destruction is caused either by a peril against which fire and extended coverage insurance is required by this Lease to be carried or by a peril against which insurance is not required to be carried by this Lease, Lessee expressly waives any right under Civil Code Sections 1931-1933 to terminate this Lease for damage or destruction to the Premises.

Termination of Lease for Certain Losses

Section 7.02.          (a)  Notwithstanding any other provision of this Lease, if any improvements located on the Premises are damaged or destroyed to such extent it will cost more than $100,000.00 to repair or replace them, and the damage or destruction is caused by a peril against which insurance is not required to be carried by this Lease, Lessor may terminate this Lease by giving Lessee written notice of the termination.  The notice must be given within slit/ (60) days after the occurrence of the damage or destruction.

(b)           Lessee or Lessor shall have the right to terminate this Lease under either of the following circumstances:

(i)            If the Premises are damaged or destroyed from any cause whatsoever, insured or uninsured, and the laws then in effect do not permit the repair or restoration of the Premises provided for in this Article; or

(ii)           If the Premises are damaged or destroyed from any cause whatsoever, insured or uninsured, during the last year of the term of this Lease or any extension thereof (provided Lessee has not elected before the date of damage or destruction to extend the term of this Lease in accordance with Section 1.02).

(c)           Either party may terminate this Lease by giving written notice of termination to the other party not later than fourteen (14) days after the right to terminate accrues, and such termination shall be effective as of the date of the notice of termination.  In the event of a termination under subsection (b), Lessee shall not be entitled to collect any insurance proceeds attributable to insurance policies covering the Premises or improvements except those proceeds attributable to Lessee’s personal property and trade fixtures.

(d)           If this Lease is terminated pursuant to either subsection (a) or (b) above, the rent and other sums payable by Lessee to Lessor under this Lease shall be prorated as of the termination date.  If any such sums have been paid in advance by Lessee, Lessor shall refund them to Lessee for the unexpired period for which the payment has been made.

Time for Construction of Repairs

Section 7.03.          Any and all repairs and restorations of improvements required by this Article shall be commenced by Lessor or Lessee, as the case may be, within a reasonable time after the occurrence of the damage or destruction requiring the repairs or restoration; shall be diligently pursued after being commenced; and shall be completed within a reasonable time after the loss.  If Lessor is required under this Lease to perform the repairs and restoration, Lessor shall cause the repairs and restoration to be completed within 180 days after the occurrence of the event causing destruction or Lessee shall have the right to terminate this Lease, unless the delays are caused by events outside the control of Lessor.

Insurance Proceeds

Section 7.04.          If the damage or destruction is caused by a peril against which fire and extended coverage insurance is required to be carried and maintained under this Lease by Lessee, the proceeds of insurance shall be paid directly to the parties for the purpose of making the necessary repairs to the Premises as required under this Lease.

Abatement of Rent

Section 7.05.          In the event of repair, replacement or restoration as herein provided, the Base Rent payable under this Lease shall be abated proportionately with the degree to which Lessee’s use of the Premises is impaired, from the date of the damage until completion of repairs plus one (1) calendar month.  Lessee shall not be entitled to any compensation of damages for loss in the use of all or part of the Premises and/or for any inconvenience or annoyance occasioned by such damage, repair, replacement or reconstruction.

Total Condemnation

Section 7.06.          Should, during the term of this Lease or any renewal or extension thereof, title and possession of all of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, this Lease shall terminate as of 12:01 A.M.  on the date actual physical possession of the Premises is taken by the agency or entity exercising the power of eminent domain and both Lessor and Lessee shall thereafter be released from all obligations, except those specified in Section 7.10 of this Lease, under this Lease.

Termination Option for Partial Condemnation

Section 7.07.          Should, during the term of this Lease or any extension thereof, title and possession of only a portion of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, Lessee may, at Lessee’s option, terminate this Lease if more than 35 percent of the floor space or more than 55 percent in value of the Premises is taken under the power of eminent domain.  Lessee shall exercise its option by giving written notice to Lessor within 30 days after actual physical possession of the portion subject to the eminent domain power is taken by the agency or entity exercising that power.  This Lease shall terminate as of 12:01 A.M.  on the date the notice is deemed given to Lessor but the rent specified in Article 2 of this Lease shall be reduced in the manner specified in Section 7.08 below from the date of taking to the date of termination of the lease.

Partial Condemnation Without Termination

Section 7.08.          Should Lessee fail to exercise the option described in Section 7.06 of this Lease or should the portion of the Premises taken under the power of eminent domain be insufficient to give rise to the option described in Section 7.07 of this Lease, then, in that event:

(a)           This Lease shall terminate as to the portion of the Premises taken by eminent domain as of 12:01 A.M.  on the day, herein called the “date of taking,” actual physical possession of that portion of the Premises is taken by the agency or entity exercising the power of eminent domain;

(b)           The rent specified in Article 2 of this Lease shall, after the date of taking, be reduced by an amount that bears the same ratio to the rent specified in Article 2 of this Lease as the square footage floor space of the portion of said premise taken under the power of eminent domain bears to the total square footage floor space of the Premises as of the date of this Lease; and

(c)           Lessor, at Lessor’s own cost and expense, will remodel and reconstruct the building remaining on the portion of the Premises not taken by eminent domain into a single efficient architectural unit as soon after the date of taking, or before, as can be reasonably done; provided, however, that the rent specified in this Lease shall not be abated or reduced, except as provided in subparagraph (b) of this section, during such remodeling and reconstruction.

Condemnation Award

Section 7.09.          Should, during the term of this Lease or any renewal or extension thereof, title and possession of all or any portion of the Premises be taken under the power of eminent domain by any public or quasi-public agency or entity, the portion of the compensation or damages for the taking awarded to each of the parties to this Lease, Lessor and Lessee, shall belong to and be the sole property of the party Lessor or Lessee, to whom it is awarded.  Lessee shall be entitled to that portion of the compensation or damages awarded for the eminent domain taking that represents (i) reasonable value of Lessee’s rights under this Lease for the unexpired term of this Lease and (ii) the cost or loss sustained by Lessee because of the removal of Lessee’s trade fixtures, equipment and furnishings from the portion of the Premises taken by eminent domain.

Arbitration of Condemnation Award

Section 7.10.          Should separate awards not be made to Lessor and Lessee for the taking by eminent domain of all or any portion of the Premises, and should Lessor and Lessee be unable to agree on the manner the total award is to be divided between them pursuant to Section 7.09 of this Lease, the proper division of the award between Lessor and Lessee shall be settled by arbitration as provided in Section 9.03.

Lessee’s Waiver

Section 7.11.          Lessee agrees that its rights to terminate this Lease due to partial condemnation are governed by this Section.  Lessee waives all rights it may have under California Code of Civil Procedure section 1265.13, or otherwise, to terminate this Lease based on a partial condemnation.

ARTICLE 8.  DEFAULT, ASSIGNMENT, AND TERMINATION

Subleasing or Assigning as Breach

Section 8.01.          Lessee shall not encumber, assign, or otherwise transfer this Lease, any right or interest in this Lease, or any right or interest in the Premises or any of the improvements that may now or hereafter be constructed or installed on the Premises without the express written consent of Lessor first had and obtained.  Neither shall Lessee sublet the Premises or any part thereof or allow any other person, other than Lessee’s patrons, agents, servants, and employees, to occupy the Premises or any part thereof without the prior written consent of Lessor.  The consent of Lessor to any assignment of Lessee’s interest in this Lease or the subletting by Lessee of the Premises or parts of the Premises shall not be unreasonably withheld.  A consent by Lessor to one assignment, one subletting, or one occupation of the Premises by another person shall not be deemed to be a consent to any subsequent assignment, subletting, or occupation of the Premises by another person.  Any encumbrance, assignment, transfer, or subletting without the prior written consent of Lessor, whether it be voluntary or involuntary, by operation of law or otherwise, is void and shall, at the option of Lessor, terminate this Lease.  Notwithstanding the above, Lessee may assign or sublease the Premises, or portions thereof, to a subsidiary, affiliate or parent of Lessee.  Such permitted assignment shall not relieve Lessee or any person who has personally guaranteed Lessee’s performance of this Lease from any liability under this Lease or any such guarantee.

Lessee’s Default

Section 8.02.          The occurrence of any one or more of the following events shall constitute a default under this Lease by Lessee:

(a)           Non-curable Defaults:  (i)  The vacation or abandonment of any substantial portion of the Premises by Lessee for a period of five (5) business days or longer,

(ii)           Any involuntary transfer of Lessee’s interest in this Lease or any voluntary transfer, attempted or actual, of Lessee’s interest in this Lease, without Lessor’s prior written consent, in violation of Section 8.01;

(iii)          If the leasehold interest of Lessee is levied upon under execution or is attached by process of law and said levy or attachment is not promptly released;

(iv)          If:  (1)  all or substantially all of the Lessee’s assets are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of sixty (60) days, or

(2)           if Lessee makes an assignment for the benefit of creditors or is adjudicated a bankrupt, or

(3)           if Lessee institutes any proceedings under any provision of the Bankruptcy Code or under any other act relating to the subject of bankruptcy wherein Lessee seeks to be adjudicated a bankrupt, be discharged of its debts, or effect a plan of liquidation, composition, arrangement or reorganization, or

(4)           if any involuntary proceeding is filed against Lessee under any such bankruptcy laws and Lessee consents thereto or acquiesces therein by pleading or default,

then any such act shall be deemed a breach of this Lease, and neither this Lease nor any interest in and to the Premises shall become an asset in any of such proceedings and, in any such event, and in addition to any and all rights or remedies of Lessor hereunder or provided by law, this Lease shall terminate automatically as of the date on which any one or more of the above-described occurrences takes place.  In such event, it shall be lawful for Lessor to re-enter the Premises and take possession thereof and remove all persons and all of Lessee’s personal property, fixtures, equipment, alterations, improvements and utility installations therefrom, and Lessee shall have no further claim to the Premises or under this Lease.  Nothing contained herein shall limit or prejudice the right of Lessor to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article.  However, the foregoing provisions in this Article shall be subject to the Bankruptcy Code, as heretofore and hereafter amended.

(b)           Curable Defaults:  (i)  The failure by Lessee to make any payment of Basic Rent, Additional Rent or any other payment required to be made by Lessee hereunder as and when due and which shall continue for a period of ten (10) business days after written notice thereof from Lessor to Lessee; provided however, any such notice shall be in lieu of, and not in addition to, any notice required under the California Code of Civil Procedure or any other law, regulation or ordinance; or

(ii)           The failure by Lessee to observe or perform any non-monetary covenants, conditions or provisions of this lease to be observed or performed by Lessee, Other than the aforementioned non-curable defaults, within thirty (30) days after Lessee has been given written notice of such failure.  Notwithstanding the foregoing, if Lessee cannot reasonably cure such default within thirty (30) days, Lessee shall not be in default hereunder so long as Lessee commences to cure the default within such thirty (30) day period and thereafter diligently and in good faith pursues such cure to completion.

Lessors Default

Section 8.03.          (a)  Lessor shall be in default if it fails or refuses to perform any provision of this Lease that it is obligated to perform and such failure continues for thirty (30) days after written notice thereof from Lessee detailing such failure.  Notwithstanding the foregoing, if Lessor cannot reasonably cure such default within thirty (30) days, Lessor shall not be in default hereunder so long as Lessor commences to cure the default within such thirty (30) day period and thereafter diligently and in good faith pursues such cure to completion.

(b)           If Lessor is in default hereunder, and as a consequence Lessee recovers a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title, and interest of Lessor in the Premises, and out of rent or other income from such real property receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor’s right, title, and interest in the Premises.  Neither Lessor, nor any partner, agent, officer, director or employee of Lessor shall be personally liable for any portion of such a judgment.

Abandonment

Section 8.04.          If Lessee vacates or abandons the Premises, this Lease shall continue in effect unless and until expressly terminated by Lessor, and Lessor shall have all of the remedies provided by this Lease or by law, including without limitation, the right to maintain Lessee’s right to possession and to recover Rent as it becomes due hereunder.  Lessor shall not be deemed to have terminated this Lease other than by written notice of termination from Lessor.  At any time subsequent to vacation or abandonment of the Premises by Lessee, Lessor may give notice of termination and shall thereafter have all of the rights hereinafter set forth.

Termination

Section 8.05.          Following the occurrence of any default, Lessor shall have the right, so long as the default continues, to terminate this Lease by written notice to Lessee setting forth:  (a) the default; (b) the requirements to cure it; and (c) a demand for possession, which shall be effective in accordance with the notice provisions specified in Section 9.04.

Possession

Section 8.06.          Following termination under Section 8.05, without prejudice to any other remedies Lessor may have by reason of Lessee’s default or of such termination, Lessor may then or at any time thereafter, (a) peaceably re-enter the Premises, or any part thereof, upon voluntary surrender by Lessee, or expel or remove Lessee therefrom and any other persons occupying them, using such legal proceedings as are then available; (b) repossess and enjoy the Premises, or relet the Premises or any part thereof for such term or terms, which may be for a term extending beyond the Term, at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (c) remove all personal property therefrom.  Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Lessee’s being evicted or dispossessed for any cause, or in the event of Lessor’s obtaining possession of the Premises, or by reason of the violation by Lessee of any of the items, covenants or conditions, of this Lease, or otherwise.

Recovery

Section 8.07.          Following termination under Section 8.05, Lessor shall have all the rights and remedies of a Lessor provided by Section 1951.2 of the California Civil Code.  The amount of damages which Lessor may recover following termination shall include:  (a) the worth at the time of the award of the unpaid Rent which had been earned at the time of termination; (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (c) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee’s failure to perform its obligations under this Lease.  The “worth at the time of the award” of the amounts referred to in (a) and (b) above shall be computed by allowing interest at the maximum rate permitted by law.  The “worth at the time of the award” of the amount referred to in (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

Additional Remedies

Section 8.08.          In addition to the foregoing remedies, Lessor shall, so long as this Lease is not terminated, have the right to remedy any default of Lessee, to maintain or improve the Premises without terminating this Lease, to incur expenses on behalf of Lessee in seeking a new sublessee, or to cause a receiver to be appointed to administer the Premises and new or existing subleases, and to add to the Rent payable hereunder all of Lessor’s reasonable costs in so doing, with interest at the maximum rate permitted by law.

Other

Section 8.09.          If Lessee causes or threatens to cause a breach of any of the covenants, agreements, terms or conditions contained in this Lease, Lessor shall be entitled to retain all sums held by Lessor, by any trustee or in any account provided for herein, to enjoin such breach or threatened breach, and to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings and other remedies were not provided for in this Lease.

Cumulative

Section 8.10.          Each right and remedy of Lessor provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or hereafter existing in law or in equity or by statute or otherwise.

No Waiver

Section 8.11.          No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach shall constitute a waiver of any such breach or of any such term.  Efforts by Lessor to mitigate the damages caused by Lessee’s breach of this Lease shall not be construed to be a waiver of Lessor’s right to recover damages under this Article.  Nothing in this Article affects the right of Lessor to indemnification by Lessee for liability arising prior to the termination of this Lease for personal injuries or property damage.

Written Action

Section 8.12.          No act or thing done by Lessor or its agents during the Term hereof shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the premises shall be valid unless made in writing and signed by Lessor.  Neither the reference in this Lease to any particular remedy nor the pursuit of any particular remedy shall preclude Lessor from any other remedy Lessor might have, either at law or in equity.

Replacement of Statutory Notice Requirements

Section 8.13.          When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute.  When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 9.04 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

Continuation of Lease in Effect

Section 8.14.          Lessor shall have the remedy described in Civil Code section 1951.4, which provides that, when a Lessee has the right to sublet or assign (subject only to reasonable limitations), the Lessor may continue the lease in effect after the Lessee’s breach and abandonment and recover Rent as it becomes due.  Accordingly, if Lessor does not elect to terminate this Lease on account of any default by Lessee, Lessor may enforce all of Lessor’s rights and remedies under this Lease, including the night to recover all Rent as it becomes due.

Efforts To Relet

Section 8.15.          For purposes of this Article 8, Lessee’s right to possession shall not be considered to have been terminated by Lessors efforts to relet the Premises, by Lessor’s acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Lessor’s interests under this Lease.  This list is merely illustrative of acts that may be performed by Lessor without terminating Lessee’s right to possession.

ARTICLE 9.  MISCELLANEOUS

Force Majeure - Unavoidable Delays

Section 9.01.          Should the performance of any act required by this Lease to be performed by either Lessor or Lessee be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause except financial inability, not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent or other sums by Lessee as required by this Lease or the performance of any act rendered difficult solely because of the financial condition of the party, Lessor or Lessee, required to perform the act.

Attorney’s Fees

Section 9.02.          (a)  Should any litigation be commenced between the parties to this Lease concerning the Premises, this Lease, or the rights and duties of either in relation thereto, the party, Lessor or Lessee, prevailing in such litigation shall be entitled, in addition to such other relief as may be granted in the litigation, to a reasonable sum as and for his attorney’s fees in such litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.

(b)           If Lessor is made a party defendant to any litigation concerning this Lease or the leased Premises or the occupancy thereof by Lessee, then Lessee shall hold Lessor harmless from all liability by reason of said litigation, including reasonable attorney’s fees and expenses incurred by Lessor in any such litigation, whether or not any such litigation is prosecuted to judgment, provided however, it is agreed between Lessor and Lessee that if the litigation referred to in this Section arises out of no act, fault, or negligence of the Lessee, there shall be no obligation on the part of Lessee to hold harmless the Lessor from said litigation.

(c)           If Lessee breaches any term of this Lease, Lessor may employ an attorney or attorneys to protect Lessor’s rights hereunder, and in the event of such employment following any breach by Lessee, Lessee shall pay Lessor reasonable attorney’s fees and expenses incurred by Lessor, whether or not an action is actually commenced against Lessee by reason of said breach.

Arbitration of Disputes

Section 9.03.          IF ANY DISPUTE ARISES BETWEEN LESSOR AND LESSEE CONCERNING THE PREMISES, ANY PROVISION OF THIS LEASE OR THE RIGHTS AND DUTIES OF EITHER IN REGARD THERETO, THE DISPUTE SHALL BE SETTLED BY ARBITRATION AS PROVIDED IN THIS SECTION.  EACH PARTY SHALL APPOINT AN ARBITRATOR AND GIVE THE OTHER PARTY WRITTEN NOTICE OF THE NAME AND ADDRESS OF ARBITRATOR WITHIN FIVE (5) DAYS AFTER WRITTEN DEMAND TO DO SO HAS BEEN SERVED ON THE PARTY MAKING THE APPOINTMENT BY THE OTHER PARTY TO THIS LEASE.  THE TWO APPOINTED ARBITRATORS, SHALL WITHIN TEN (10) DAYS AFTER THEIR

APPOINTMENT, APPOINT A THIRD ARBITRATOR.  THE WRITTEN DECISION OF ANY TWO OF THE THREE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE ON BOTH PARTIES TO THIS LEASE.  THE ARBITRATORS MAY APPORTION THE COSTS AND EXPENSES OF THE ARBITRATION PROCEEDING, INCLUDING ATTORNEY’S FEES AND ARBITRATION FEES, BETWEEN THE PARTIES TO THIS AGREEMENT IN ANY MANNER DEEMED REASONABLE BY TWO OF THE THREE ARBITRATORS.  THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

NOTICE:  BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION ABOVE DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MAY HAVE TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL.  BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION.  IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.  YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

LESSOR’S INITIALS:	/s/	LESSEE’S INITIALS:	/s/

Notices

Section 9.04.          All notices to be given to Lessee shall be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the Premises, whether or not Lessee has departed from, abandoned or vacated the Premises.  All notices to be given to Lessor shall be given in writing personally or by depositing the same in the United States mail, postage prepaid, and addressed to the Lessor at 316 South Stratford Avenue, Santa Maria, CA, 93454, or such other place or places as may be designated from time to time by Lessor.

No Merger

Section 9.05.          The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate any existing subleases or subtenancies or may, at the option of Lessor, operate as an assignment to it of any of such subleases or subtenancies.

Binding on Heirs and Successors

Section 9.06.          This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, Lessor and Lessee, but nothing in this section contained shall be construed as a consent by Lessor to any assignment of this Lease or any interest therein by Lessee except as provided in Article 8 of this Lease.

Partial Invalidity

Section 9.07.          Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this Lease shall remain in full force and effect unimpaired by the holding.

Sole and Only Agreement

Section 9.08.          This instrument constitutes the sole and only agreement between Lessor and Lessee respecting the Premises, the leasing of the Premises to Lessee, or the lease term herein specified, and correctly sets for the obligations of Lessor and Lessee to each other as of its date.  Any agreements or representations respecting the Premises or their leasing by Lessor to Lessee not expressly set forth in this instrument are null and void.

Waiver

Section 9.09.          The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition on any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease other than the failure of the Lessee to pay the particular rental so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of the acceptance of such rent.

Subordination and Non-Disturbance

Section 9.10.          (a)  This Lease is subject and subordinate to all mortgages and deeds of trust which may hereafter be placed and recorded on the property of which the Premises are a part and to all renewals, modifications, replacements, and extensions thereof.

(b)           The subordination provided for above is conditioned on and subject to the following:

(i)            For each mortgage or deed of trust, Lessor shall obtain from the mortgagee or beneficiary a non-disturbance agreement in writing that, in the event of foreclosure, or any sale thereunder, this Lease shall not be terminated and Lessee’s right to possession under this Lease shall not be disturbed, provided Lessee is not then in default under this Lease;

(ii)           In consideration of the mortgagee’s or beneficiary’s agreement not to disturb Lessee’s possession as above provided, Lessee hereby agrees to attorn to the purchaser at any foreclosure, sale or other action or proceeding.

(iii)          The subordination described in this section shall be effective without the necessity of having any further instruments executed by Lessee, but Lessee agrees to execute on demand any such further instruments evidencing subordination that Lessor or any mortgagee or beneficiary may reasonably request.

Time of Essence

Section 9.11.          Time is expressly declared to be the essence of this Lease.

Accord and Satisfaction

Section 9.12.          No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent stipulated herein or any other sum due hereunder from Lessee to Lessor shall be deemed to be anything other than a payment on account of the earliest sum then due and owing to Lessor.  No endorsement or statement on any check of any letter accompanying any check or payment or payment of any sum(s) due from Lessee to Lessor hereunder shall be deemed to be an accord and satisfaction, and Lessor may accept and negotiate any such payment without prejudice to Lessor’s right to recover the balance of such rent or other sum or to pursue any other remedy provided for in this Lease or by law.

Right of First Refusal to Purchase Leased Premises

Section 9.13.          (a)  If at any time during the term of this Lease Lessor receives from any third party a bona fide offer to purchase the Premises at a price and on terms acceptable to Lessor, Lessor shall give written notice of the offer to Lessee.  Within thirty (30) days after Lessor gives Lessee written notice of the third-party offer, Lessee shall have the right to purchase the Premises at the same price and on the same terms and conditions set forth in the third-party offer.  To exercise its right, Lessee must, within the same thirty (30) day period, deposit in escrow with any title company in Ventura County, California, all moneys and instruments required by the terms of the offer to be paid or delivered to Lessor on close of escrow and shall also give Lessor written notice of the deposit.  In the event Lessee fails to exercise the option to purchase in accordance with the provisions of this Section, Lessor may sell the Premises to the third party making the offer on the same terms and conditions set forth in that offer.  If for any reason the Premises are not sold to the party making the offer, Lessor shall give Lessee the same right to purchase the Premises on receiving any subsequent offer from any third party that is acceptable to Lessor.

(b)           Lessee may not assign the rights granted under this section either separately or together with a transfer of Lessee’s leasehold interest, and any purported assignment shall be null and void.

(c)           If this property is sold to any third party during the term of this Lease, then the provisions of this section shall thereafter be of no further force or effect.

Bankruptcy

Section 9.14.          Should a petition in bankruptcy be filed by the Lessee, or should Lessee, during the term hereof, become insolvent or make any assignment for the benefit of creditors, or be adjudicated bankrupt or insolvent by any Court, or should a receiver or trustee in bankruptcy be appointed over the business, property and assets of the Lessee, and the Premises herein lease, or take charge of the Premises herein demised, or should this lease, by operation of law, devolve upon or pass to any person or persons other than the Lessee, then upon any of such events, the Lessor may, at its option, re-enter and take possession of these Premises herein leased and remove all persons therefrom and terminate the Lease.

Estoppel Certificate

Section 9.15.          Within ten (10) days following any written request which Lessor may make from time to time, Lessee shall execute, acknowledge and deliver to Lessor a statement certifying:  (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect, or, if there have been modifications hereto, that this Lease is in full force and effect, and stating the date and nature of such modifications; (c) the date to which the Rent and other sums payable under this Lease have been paid; (d) that there are no current defaults under this Lease by either Lessor or Lessee except as specified in Lessee’s statement; and (e) any other information Lessor may reasonably require.  Lessor and Lessee intend that any statement delivered pursuant to this Section may be relied upon by any encumbrancer, ground Lessee, beneficiary, purchaser or prospective purchaser of the Property or any interest therein, as well as any of their assigns.

Transfer Of Lessor’s Interest

Section 9.16.          Lessor has the right to transfer all or part of its interest in the Building and Real Property and in this Lease.  On such a transfer, Lessor shall automatically be released from all liability accruing under this Lease, and Lessee shall look solely to that transferee for the performance of Lessor’s obligations under this Lease after the date of transfer.  Lessor may assign its interest in this Lease to a mortgage lender as additional security.  This assignment shall not release Lessor from its obligations under this Lease, and Lessee shall continue to look to Lessor for the performance of its obligations under this Lease.

Liability Of The Lessor

Section 9.17.          Except as otherwise provided in this Lease or applicable law, for any breach of this Lease the liability of Lessor (including all persons and entities that comprise Lessor, and any successor Lessor) and any recourse by Lessee against Lessor shall be limited to the interest of Lessor and Lessor’s successors in interest in and to the Building and Real Property.  On behalf of itself and all persons claiming by, through, or under Lessee, Lessee expressly waives and releases Lessor from any personal liability for breach of this Lease.

Executed on the day and date first above written at Ventura, California.

LESSEE:

COASTAL RADIATION ONCOLOGY MEDICAL GROUP, INC.
a California Corporation

by:	/s/ Thomas D. Fogel, M.D.
THOMAS D. FOGEL, M.D., President

by:	/s/ Jonathan R. Stella, M.D.
JONATHAN R. STELLA, M.D., Secretary

LESSOR:

VENTURA BUILDING PARTNERSHIP
a California general partnership

by:	/s/ Thomas D. Fogel, M.D.
THOMAS D. FOGEL, M.D., Managing Partner

EXHIBIT A

PARCEL 1:

AN UNDIVIDED INTEREST IN AND TO LOTS 61 AND 62 HELENE PARK TRACT, IN THE CITY OF SAN BUENAVENTURA, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 1.5, PAGE 48 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.